Exhibit 11:

                            TranSwitch Corporation
                     Computation of Earnings per Share (1)
                                  (Unaudited)
                     (in thousands, except per share data)

                                                                       Three Months Ended
                                                                             March 31,
                                                                             ---------
                                                                        2000          1999
                                                                        ----          ----
Basic earnings per share:
  Net income                                                          $ 6,375       $ 3,124
                                                                      =======       =======
  Weighted average number of common shares
   outstanding during the period                                       39,813        36,153 *

  Basic earnings per share                                            $  0.16       $  0.09 *
                                                                      =======       =======

Diluted earnings per share:
  Net income                                                          $ 6,375       $ 3,124
                                                                      =======       =======
  Weighted average number of common shares
   outstanding during the period                                       39,813        36,153 *

  Common stock issuable with respect to:
      Stock options and warrants                                        3,290         2,741 *
      Convertible preferred stock                                          --            --
                                                                      -------       -------

  Adjusted weighted average number of shares                           43,103        38,894 *
   outstanding during the period

  Diluted earnings per share                                          $  0.15       $  0.08 *
                                                                      =======       =======

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(1)    This exhibit should be read in connection with "Consolidated Statement of
       Stockholders' Equity" in Note 4 of the unaudited notes to consolidated financial statements.

* Restated to reflect the 3-for-2 stock splits on June 8, 1999 and January 11, 2000.